                                                                    Exhibit 99.1

Contact:                                                      July 23, 2003
Anita Ho
Acting Chief Financial Officer
Alliance Fiber Optic Products, Inc.
Phone: 408-736-6900
www.afop.com

FOR IMMEDIATE RELEASE

                   ALLIANCE FIBER OPTIC PRODUCTS, INC. REPORTS
                      SECOND QUARTER 2003 FINANCIAL RESULTS

Sunnyvale, CA - July 23, 2003 - Alliance Fiber Optic Products, Inc. (Nasdaq
Smallcap: AFOP), an innovative supplier of fiber optic components, subsystems and integrated modules for the optical network equipment market, today reported its financial results for the second quarter ended June 30, 2003.

Revenues for the second quarter of 2003 totaled $2,609,000 as compared to $2,376,000 in the previous quarter, and $3,665,000 in the second quarter of 2002. The Company recorded a net loss for the second quarter of 2003 of $2,140,000, or $0.06 per share based on 35.0 million shares outstanding. This compares to a net loss for the first quarter of 2003 of $2,665,000, or $0.08 per share based on 35.0 million shares outstanding, and a net loss for the second quarter of 2002 of $4,496,000, or $0.13 per share based on 34.5 million shares outstanding.

Included in the net loss for the quarter ended June 30, 2003 are deferred stock compensation charges of $106,000. Included in the net loss for the quarter ended March 31, 2003 are non-cash charges for inventory provision of $33,000 and deferred stock compensation charges of $394,000. Included in the net loss for the quarter ended June 30, 2002 are non-cash charges for the write down of fixed assets of $972,000, non-cash charges for inventory provision of $949,000 and deferred stock compensation charges of $136,000.

Peter Chang, President and Chief Executive Officer, commented, "We are pleased to report an improvement in both our financial and operational performance in the second quarter. Revenues grew 9.8% from the first quarter of 2003, and our operating expenses were reduced by $115,000, or 4.1% compared to the first quarter of 2003. Additionally, our balance sheet remained healthy with a cash burn rate of $1.5 million, versus $2.1 million in the first quarter of 2003, leaving us with $39.3 million in cash and cash equivalents at quarter end."

"Looking ahead we feel optimistic about our future prospects. We are encouraged by the increased demand for our products that we experienced in the second quarter of 2003, and we believe all key aspects of our business are moving in the right direction. Importantly, we will continue to develop the technologies and products that we believe best serve our existing and prospective customers, while focusing on controlling operating expenses and conserving cash in order to maintain our competitive position," concluded Mr. Chang.
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CONFERENCE CALL

Management will host a conference call at 1:30 p.m. Pacific Time on July 23, 2003 to discuss AFOP's first quarter financial results. To participate in AFOP's conference call, please call (212) 329-1456 at least ten minutes prior to the call in order for the operator to connect you. The confirmation number for the call is 543531. AFOP will also provide a live webcast of its second quarter 2003 conference call at AFOP's website www.afop.com. The dial in for the instant replay is (303) 590-3000; confirmation number 543531.

ABOUT AFOP

Founded in 1995, Alliance Fiber Optic Products, Inc. designs, manufactures and markets a broad range of high performance fiber optic components and integrated modules. AFOP's products are used by leading and emerging communications equipment manufacturers to deliver optical networking systems to the long-haul, enterprise, metropolitan and last mile access segments of the communications network. AFOP offers a broad product line of passive optical components including interconnect systems, couplers and splitters, thin film DWDM components and modules, fixed and variable optical attenuators, and depolarizers. AFOP is headquartered in Sunnyvale, California, with manufacturing and product development capabilities in the United States, Taiwan and China. AFOP's website is located at http://www.afop.com.

Except for the historical information contained herein, the matters set forth in this press release, including statements as to the Company's continued development of products, and technologies that will serve the Company's customer base and prospective customers, future prospects level of operating expenses and cash, and competitive position, are forward looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to general economic conditions and trends, the impact of competitive products and pricing, timely introduction of new technologies, timely design acceptance by our customers, the acceptance of new products and technologies by our customers, loss of key customers, ability to ramp new products into volume production, industry-wide shifts in supply and demand for optical components and modules, industry overcapacity, failure of cost control initiatives, financial stability in foreign markets, and other risks detailed from time to time in SEC reports, including AFOP's most recent Form 10-Q for the quarter ended March 31, 2003. These forward-looking statements speak only as of the date hereof. AFOP disclaims any intention or obligation to update or revise any forward-looking statements.
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                       ALLIANCE FIBER OPTIC PRODUCTS, INC.
                      Condensed Consolidated Balance Sheets
                                 (in thousands)
                                   (Unaudited)


                                                             June 30,       Dec. 31,
                                                               2003           2002
                                                              -------        -------
ASSETS
Current assets:
       Cash and short-term investments                        $39,334        $42,975
       Accounts receivable, net                                 1,224          1,133
       Inventories, net                                         2,982          2,930
       Other current assets                                       755            967
                                                              -------        -------
          Total current assets                                 44,295         48,005
Property and equipment, net                                     4,870          5,313
Other assets                                                      364            362
                                                              -------        -------
            Total assets                                      $49,529        $53,680
                                                              =======        =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
       Accounts payable                                       $ 1,147        $   706
       Accrued expenses and other liabilities                   2,844          3,188
                                                              -------        -------
          Total current liabilities                             3,991          3,894
Long-term liabilities                                             365            823
                                                              -------        -------
          Total liabilities                                     4,356          4,717
Stockholders' equity                                           45,173         48,963
                                                              -------        -------
            Total liabilities and stockholders' equity        $49,529        $53,680
                                                              =======        =======

                       ALLIANCE FIBER OPTIC PRODUCTS, INC.
                 Condensed Consolidated Statements of Operations
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                                Three Months Ended
                                                  --------------------------------------------------
                                                  June 30,             Mar. 31,             June 30,
                                                    2003                 2003                 2002
                                                  --------             --------             --------
Revenues                                          $  2,609             $  2,376             $  3,665
Cost of revenues                                     2,155                2,292                4,789
                                                  --------             --------             --------
     Gross profit/(loss)                               454                   84               (1,124)
                                                  --------             --------             --------
Operating expenses:
     Research and development                        1,399                1,396                2,215
     Sales and marketing                               522                  571                  547
     General and administrative                        880                  949                1,086
                                                  --------             --------             --------
          Total operating expenses                   2,801                2,916                3,848
Loss from operations                                (2,347)              (2,832)              (4,972)
Interest and other income, net                         207                  167                  486
                                                  --------             --------             --------
Loss before income taxes                            (2,140)              (2,665)              (4,486)
Income tax provision                                    --                   --                   10
                                                  --------             --------             --------
Net loss                                          $ (2,140)            $ (2,665)            $ (4,496)
                                                  ========             ========             ========
Net loss per share - basic and diluted            $  (0.06)            $  (0.08)            $  (0.13)
Shares used in computing net loss
   per share - basic and diluted                    35,057               35,045               34,546